EXHIBIT 5.1

[Goodwin Procter LLP Letterhead]

April 10, 2014

Medical Properties Trust, Inc.

MPT Operating Partnership, L.P.

MPT Finance Corporation

1000 Urban Center Drive, Suite 501

Birmingham, AL 35242

Re: Securities Registered under Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to you in connection with your filing of Amendment No. 1 to a Registration Statement on Form S-3 (File No. 333-190543) (as amended or supplemented, the “Registration Statement”) filed on April 10, 2014 with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration of (i) debt securities (the “Debt Securities”) of MPT Operating Partnership, L.P., a Delaware limited partnership, and MPT Finance Corporation, a Delaware corporation (the “Issuers”) and (ii) the guarantees of the Debt Securities (the “Guarantees”) by Medical Properties Trust, Inc., a Maryland corporation (the “Parent Guarantor”), and certain subsidiaries of the Parent Guarantor named in Schedule 1A and Schedule 1B (the “Subsidiary Guarantors,” and together with the Parent Guarantor, the “Guarantors”). Reference is made to our opinion letter dated April 10, 2014 and included as Exhibit 5.1 to the Registration Statement. We are delivering this supplemental opinion letter in connection with the prospectus supplement (the “Prospectus Supplement”) filed on April 11, 2014 by the Issuers and the Guarantors with the Commission pursuant to Rule 424 under the Securities Act. The Prospectus Supplement relates to the offering by the Issuers of $300,000,000 aggregate principal amount of Debt Securities in the form of 5.50% Senior Notes due 2024 (the “Notes”) and the guarantees thereof by the Guarantors (the “Note Guarantees”). We understand that the Notes and the Note Guarantees are to be offered and sold in the manner described in the Prospectus Supplement.

We have reviewed such documents and made such examination of law as we have deemed appropriate to give the opinions set forth below. We have relied, without independent verification, on certificates of public officials and, as to matters of fact material to the opinions set forth below, on certificates of officers of the Parent Guarantor. Reference is made to the opinion letter, dated the date hereof and addressed to you, from Arendt & Medernach, upon which we are relying as to any matters of Luxembourg law.

Reference is made to the Fifth Supplemental Indenture, which is anticipated to be entered into on or about April 17, 2014 by the Issuers, the Guarantors and Wilmington Trust, National Association, as trustee (the “Trustee”), establishing the terms of the Notes and the Note Guarantees, in a form consistent with that authorized by the Issuers (the “Fifth Supplemental Indenture”). The Fifth Supplemental Indenture will amend and supplement the Indenture, dated as of October 10, 2013 by and among the Issuers, the Guarantors and the Trustee, as amended and supplemented through the date hereof.

The opinions set forth below are limited to the Maryland General Corporation Law (which includes reported judicial decisions interpreting the Maryland General Corporation Law), the Delaware General Corporation Law (which includes reported judicial decisions interpreting the Delaware General Corporation Law), the Delaware Limited Liability Company Act, the Delaware Revised Uniform Limited Partnership Act and the law of New York.

Medical Properties Trust, Inc.

MPT Operating Partnership, L.P.

MPT Finance Corporation

April 10, 2014

Based on the foregoing, and subject to the additional qualifications set forth below, we are of the opinion that:

1.        Upon the due execution and delivery of the Fifth Supplemental Indenture by each of the Issuers, the Guarantors and the Trustee and the execution, authentication and issuance of the Notes against payment therefor in accordance with the terms of the Indenture, the Notes will be valid and binding obligations of the Issuers, enforceable against the Issuers in accordance with their terms; and

2.        Upon the due execution and delivery of the Fifth Supplemental Indenture by each of the Issuers, the Guarantors and the Trustee and the execution and issuance of the Note Guarantees in accordance with the terms of the Indenture, the Note Guarantees will be valid and binding obligations of the Guarantors, enforceable against the Guarantors in accordance with their terms.

The opinions expressed above are subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws of general application affecting the rights and remedies of creditors and to general principles of equity.

We hereby consent to the inclusion of this opinion as Exhibit 5.1 to Medical Properties Trust, Inc.’s Current Report on Form 8-K filed April 16, 2014, which will be incorporated by reference into the Registration Statement and to the references to our firm therein under the caption “Legal Matters” in the Registration Statement and the Prospectus Supplement. In giving our consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations thereunder.

Very truly yours,

/s/ Goodwin Procter LLP

GOODWIN PROCTER LLP

Schedule 1A*

Medical Properties Trust, LLC

MPT of Victorville, LLC

MPT of Bucks County, LLC

MPT of Covington, LLC

MPT of Denham Springs, LLC

MPT of Redding, LLC

MPT of Chino, LLC

MPT of Dallas LTACH, LLC

MPT of Portland, LLC

MPT of Victoria, LLC

MPT of Luling, LLC

MPT of West Anaheim, LLC

MPT of La Palma, LLC

MPT of Paradise Valley, LLC

MPT of Southern California, LLC

MPT of Shasta, LLC

MPT of Bennettsville, LLC

MPT of Bossier City, LLC

MPT of Cheraw, LLC

MPT of Idaho Falls, LLC

MPT of Webster, LLC

MPT of Providence, LLC

MPT of Springfield, LLC

MPT of Warwick, LLC

MPT of Bristol, LLC

MPT of Enfield, LLC

MPT of Newington, LLC

MPT of Detroit, LLC

MPT of Petersburg, LLC

MPT of Garden Grove Hospital, LLC

MPT of Garden Grove MOB, LLC

MPT of San Dimas Hospital, LLC

MPT of San Dimas MOB, LLC

MPT of Mountain View, LLC

MPT of Twelve Oaks, LLC

MPT of Bloomington, LLC

MPT of Richardson, LLC

MPT of Round Rock, LLC

MPT of Shenandoah, LLC

MPT of Hillsboro, LLC

MPT of Florence, LLC

MPT of Clear Lake, LLC

MPT of Tomball, LLC

MPT of Gilbert, LLC

MPT of Corinth, LLC

MPT of Bayonne, LLC

MPT of Alvarado, LLC

MPT of Ft. Lauderdale, LLC

MPT of Hoboken Hospital, LLC

MPT of Hoboken Real Estate, LLC

MPT of Hausman, LLC

MPT of Overlook Parkway, LLC

MPT of New Braunfels, LLC

MPT of Westover Hills, LLC

MPT of Wichita, LLC

MPT of Poplar Bluff, LLC

MPT of West Valley City, LLC

MPT of DeSoto, LLC

MPT of Boise, LLC

MPT of Comal County, LLC

MPT of Billings, LLC

MPT of Brownsville, LLC

MPT of Casper, LLC

MPT of Greenwood, LLC

MPT of Johnstown, LLC

MPT of Laredo, LLC

MPT of Las Cruses, LLC

MPT of Mesquite, LLC

MPT of Post Falls, LLC

MPT of Prescott Valley, LLC

MPT of Provo, LLC

MPT of North Cypress, LLC

MPT of Lafayette, LLC

MPT of Inglewood, LLC

MPT of Reno, LLC

MPT of Roxborough, LLC

MPT of Altoona, LLC

MPT of Hammond, LLC

MPT of Spartanburg, LLC

MPT of Wyandotte County, LLC

MPT of Leavenworth, LLC

MPT of Corpus Christi, LLC

MPT of Bucks County, L.P.

MPT of Dallas LTACH, L.P.

MPT of Warm Springs, L.P.

MPT of Victoria, L.P.

MPT of Luling, L.P.

MPT of West Anaheim, L.P.

MPT of La Palma, L.P.

MPT of Paradise Valley, L.P.

MPT of Southern California, L.P.

MPT of Shasta, L.P.

MPT of Garden Grove Hospital, L.P.

MPT of Garden Grove MOB, L.P.

MPT of San Dimas Hospital, L.P.

MPT of San Dimas MOB, L.P.

MPT of Twelve Oaks, L.P.

MPT of Richardson, L.P.

MPT of Round Rock, L.P.

MPT of Shenandoah, L.P.

MPT of Hillsboro, L.P.

MPT of Clear Lake, L.P.

MPT of Tomball, L.P.

MPT of Corinth, L.P.

MPT of Alvarado, L.P.

Wichita Health Associates Limited Partnership

MPT of DeSoto, L.P.

MPT of North Cypress, L.P.

MPT of Inglewood, L.P.

MPT of Roxborough, L.P.

MPT of Brodie FCER, LLC

MPT of Little Elm FCER, LLC

MPT of Ogden, LLC

MPT of Nacogdoches FCER, LLC

MPT of Mesa, LLC

MPT of Port Arthur, LLC

MPT of West Monroe, LLC

MPT of Dallas, LLC

MPT of Montclair, LLC

MPT of Alvin FCER, LLC

MPT of Firestone FCER, LLC

MPT of Houston- Eldridge FCER, LLC

MPT of Cedar Hill FCER, LLC

MPT of Allen FCER, LLC

MPT of Frisco FCER, LLC

MPT of Broomfield FCER, LLC

MPT of Champion Forest FCER, LLC

MPT of Thornton FCER, LLC

MPT of North Gate FCER, LLC

MPT of Fountain FCER, LLC

MPT of Missouri City FCER, LLC

MPT of Pearland FCER, LLC

MPT of Los Angeles, L.P.

*	All entities listed on this schedule are organized in Delaware

Schedule 1B**

MPT RHM Holdco S.à r.l.

MPT RHM Sonnenwende S.à r.l.

MPT RHM Klaus S.à r.l.

MPT RHM Vesalius S.à r.l.

MPT RHM Park S.à r.l.

MPT RHM Fontana S.à r.l.

MPT RHM Christiaan S.à r.l.

MPT RHM Hillersbach S.à r.l.

*	All entities listed on this schedule are organized in Luxembourg